Housing Demand Holding Up Surprisingly Well, For Now

Redfin is publishing this housing-market update as a way to inform our customers, not our investors. We aim to be candid and truthful with our customers about what’s happening in the housing market, especially in uncertain times. For our investors, consistent with our past practices, we'll report our first quarter results and provide second quarter guidance in May. Even though we're notifying investors through a government filing about this customer update, we're not updating, withdrawing, or affirming the first quarter financial guidance we issued on February 12, 2020. No one should try to determine our revenues based on our remarks about our own home-buying demand data, since the rate at which demand turns into home purchases has varied at Redfin. Similarly, no one should draw conclusions about our listing business based on the data we share about industry-wide inventory trends, since our own listing demand varies based on changes to our website and our pricing, and because of many other factors.

Dear Redfin Customers,
As the financial markets swing up and down over coronavirus concerns, many of you have wondered how the housing market’s faring. Last week, we reported that demand in the Seattle area, which has had the highest U.S. rates of confirmed infections, had dropped significantly, but the rest of the country was holding up reasonably well.

Growth in Home-buying Demand Moderating, But Still Mostly Strong
Now coronavirus fears have spread from Seattle to other parts of the country, but we haven’t seen a big impact on home-buying demand yet. We measure demand by looking at the annual growth rate in people going on their first home tours with a Redfin agent, to see if that rate slowed over the past seven days compared to the first two months of 2020.

Growth in Homebuyers Winning Offers is Even Stronger
Redfin’s demand growth has weakened meaningfully nationwide, but from high levels. Demand is still growing at surprisingly healthy levels. And growth in the number of people submitting offers is much higher. This is consistent with today’s data that mortgage applications to purchase a home are up 5.6% over last year. We may be seeing more growth in buyers signing offers than first-time tours because buyers are responding to low rates; it could also just be a matter of time, as buyers now under contract started their search months before, before U.S. coronavirus fears were so strong.

As a U.S. Coronavirus Capital, Seattle Has Taken a Hit, San Francisco Impacted as Well
We pay particular attention to Seattle, because other cities may soon be as affected by the virus as we are here. The impact on home-buying demand over the past seven days has been noticeable here, but year-over-year growth in early-stage demand is still positive, and, as a percentage, is in the low teens for the period. In San Francisco, another city starting to see infection rates rise, early-stage demand growth has declined from a percentage in the 40s to the high single digits for the same period. We aren’t reporting on another virus-prone area, New York, as Manhattan is one of the only major U.S. cities where Redfin hasn’t hired many agents.

What Has Really Surprised Us: Listing Activations Have Increased
What’s even more surprising is that plenty of people are also listing their home for sale, nationwide and even in areas with coronavirus fears. We don’t need to rely on data about our own brokerage customers for an early indication that inventory is going to increase; people sign up privately with a brokerage to tour a home but listing a home for sale is a public event.

Listing Activations Up Nationwide Last Week About 1%
Access to industry-wide MLS data on listing activations lets us report on the data more precisely, without worrying about the reasons demand from Redfin customers may differ from demand across the whole market. When looking at recent listing activations, this precision is still not perfect, as some records update slowly, but the margin of error is likely below a percentage point in either direction.

For the seven-day period ending last Sunday, March 8, the number of listings activated nationwide by all brokers increased year-over-year for only the second time in 2020, by about 1%. The number of listings being activated by all brokers in Seattle had a year-over-year increase of about 3%. In San Francisco, listing activations are up year over year about 20% in the last seven-day period. According to Redfin’s Seattle agents, there are still some homeowners who decide not to sell their home over fears that infected people might walk through an open house, but probably not a large number.

Buyers Report Less Competition
Last week, we talked to our agents about consumer reactions to the virus, and found that sellers seemed more worried about the virus than buyers. This week, we had time to survey both consumers and agents. One Redfin homebuyer said the virus’s primary impact was “making it easier for me to find a home for sale that doesn’t already have 17 offers.”

In the agent survey, summarized in the table below, bullish and bearish sentiments were evenly mixed. More than a third of Redfin’s Seattle agents thought the virus was spooking customers, and about a third thought the virus was encouraging customers who’d been worried about competition. About a third said customers were excited by low rates and a third said customers were concerned about stock-market drops. Nationwide, 16% Redfin agents thought the virus was spooking customers, and 13% said it was encouraging customers worried about competition. More than half our agents said their customers are not talking about coronavirus at all.

Pro	Overall	Seattle
My customers are not talking about the coronavirus at all.	53%	34%
They’re excited about lower interest rates.	36%	34%
They’re concerned about the stock-market drop affecting their ability to buy a home.	23%	33%
They’re concerned, and are more reluctant to buy or sell.	16%	38%
They are hopeful that the coronavirus will make other people reluctant to buy or sell, easing some competition in the market.	13%	34%
They are more flexible to go on home tours any time because they have switched to full-time work from home.	3%	7%
They have switched all their tour requests to video virtual tours.	0.2%	2%
Agent Survey: How Have Your Customers Responded to the Coronavirus? (Select All That Apply)

Avoiding Open Houses
We’ve had plenty of busy open houses, in Seattle and beyond. But we’ve also had a few sellers list a home without hosting an open house, and one buyer who set an expiration date for his offer just before the listing had an open house, so that if he ended up winning the offer, he could prevent too many people from walking through it. Personally, I’ve been surprised to see that some buyers are now shifting their search to more remote areas; it may be a deep human instinct to head for the hills in times of fear.

The Stock Market is a Major Factor
Since housing is a fundamental human need, and the housing market itself is fundamentally strong because of low inventory and low rates, we’re less worried that people will stop buying houses for very long because of the coronavirus. Rather, we’re more worried about the stock market, as we believe homebuyers have increasingly been selling their stock to help finance home purchases, especially in expensive coastal cities.

A San Francisco agent told us about a customer who sold stock in February to buy a home, only to have the deal fall apart. The customer ended up buying another home last week, but the couple reported they wouldn’t have had the money if they hadn’t liquidated their portfolio last month.

If You’re Worried, Redfin’s Video Tours and Three-Dimensional Scans Can Help
That’s what we know about the market. If you’re worried about the virus, we want to remind you that we now offer video tours of listings on-demand, and we also record three-dimensional, interactive scans of every home that Redfin lists, so our sellers can skip the open house without missing their chance at attracting a buyer. What should be even more important to you in this time of uncertainty is the commitment demonstrated in this update, and across our website and our brokerage, always to tell you what’s going on. We hope you use this information to make the best decision for your family, whether that’s to buy or sell a home with Redfin today, or ten years from today.